UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2021

CALIX, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-34674	68-0438710
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2777 Orchard Parkway, San Jose, California	95134
(Address of principal executive offices)	(Zip Code)

(408) 514-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.025 per share	CALX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act).  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)    On March 26, 2021, the Board of Directors of Calix, Inc. (the “Company”) amended the Calix, Inc. Amended and Restated Executive Change in Control and Severance Plan (the “Plan”) to provide participants up to 12 months to exercise vested options following a qualifying termination in connection with a change in control. The Plan amends and restates in its entirety the Calix, Inc. Executive Change in Control and Severance Plan effective August 13, 2020.

The foregoing description of the amendment to the Plan is only a summary of the amendment thereof, does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan that will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending April 3, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2021	Calix, Inc.

	By:	/s/ Cory Sindelar
Cory Sindelar CFO

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